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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 12, 1999, on our audits of the consolidated financial statements of RailAmerica, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."


PricewaterhouseCooper LLP


Fort Lauderdale, Florida
April 19, 1998